UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2014
DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)
000-22446     95-3015862

(Commission File Number)    (IRS Employer Identification No.)
250 Coromar Drive, Goleta, California    93117

(Address of principal executive offices)    (Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    Appointment of New Director
On September 16, 2014, at a meeting of the Board of Directors (the "Board") of Deckers Outdoor Corporation (the "Company"), the Board appointed Bonita C. Stewart to serve on the Board and the Corporate Governance Committee of the Board until the Company's next annual meeting of stockholders or until a successor is elected and qualified. There are no arrangements or understandings between Ms. Stewart and any other persons pursuant to which she was elected to serve on the Board.
In connection with the appointment of Ms. Stewart to the Board, she will enter into the Company's standard form of indemnification agreement providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware, incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 2, 2008.
In addition, Ms. Stewart shall receive compensation in accordance with the terms of the Company's standard compensation policy for non-employee directors, which was disclosed in the Company's definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2014.
A copy of the press release announcing the appointment of Ms. Stewart as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Exhibits.
(d)    Exhibits. The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated September 17, 2014, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2014

Deckers Outdoor Corporation
/s/ David E. Lafitte
David E. Lafitte, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 17, 2014, issued by the Company.